Exhibit 11.1


               Wilsons The Leather Experts Inc. and Subsidiaries
                  Computation of Net Income Per Common Share
                   (In Thousands, Except Per Share Amounts)

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

                                                   For the             For the             Period From
                                                     Year               Year                Inception
                                                    Ended               Ended            (May 26, 1996) to
                                                January 30, 1999   January 31, 1998      February 1, 1997
                                                ----------------   --------------------  --------------------
Basic:

  Net income                                      $   18,177        $      10,838         $     23,906
                                                  ==========       ===============       ==============

  Weighted average common shares outstanding          10,357                8,910                7,650
                                                  ==========       ===============       ==============

  Basic net income per common share               $     1.75        $        1.22         $       3.12
                                                  ==========       ===============       ==============

Diluted:

  Net income                                      $   18,177        $      10,838         $     23,906
                                                  ==========       ===============       ==============
  Weighted average common shares outstanding          10,357                8,910                7,650

Effect of:
  Options granted                                        372                  218                   78
  Warrant                                                192                1,270                1,242
                                                 -----------       ---------------       --------------

  Weighted average common shares outstanding -
    assuming dilution                                 10,920               10,398                8,970
                                                 ===========       ===============       ==============

  Diluted net income per common share            $      1.66       $        1.04         $       2.67
                                                 ===========      ===============       ==============
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